Exhibit 5.1

August 12, 2025 Cardinal Health, Inc. 7000 Cardinal Place Dublin, Ohio 43017

Ladies and Gentlemen:

We have acted as New York counsel to Cardinal Health, Inc., a corporation organized under the laws of Ohio (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3ASR (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of (i) Class A common shares, without par value, of the Company (“Common Shares”), (ii) preferred shares, without par value, of the Company (“Preferred Shares”), (iii) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under the indenture, dated as of June 2, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Indenture”), (iv) units of the Company consisting of one or more Common Shares, Preferred Shares or Debt Securities (the “Units”) and (v) any combination of these securities (the “Securities”). The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Registration Statement includes a base prospectus relating to the offer and sale of the Securities (the “Base Prospectus”), which will be supplemented by one or more prospectus supplements in connection with the sale of the Securities. Each such prospectus supplement, together with the Base Prospectus, is referred to herein as a “Prospectus.”

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Securities.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Base Prospectus, the Indenture and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons

August 12, 2025

signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition, in rendering the opinion contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Certificate of Incorporation and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement including the Prospectus; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company; (vii) each party to each agreement under which the Securities may be issued (each, an “Agreement”) is or will be duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Agreement to which it is a party, (viii) that each of the Debt Securities and Units and applicable Agreements governing such Securities will be governed by the internal laws of the State of New York, (ix) that each Agreement will be duly authorized, executed and delivered, by all of the parties thereto, and each party to each of the Agreements will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Agreement enforceable against it, (x) that each Agreement will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Company to the extent expressly addressed in our opinion in this opinion letter, (xi) that the trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations, (xii) that the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (xiii) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will be obtained or made and are in full force and effect and (xiv) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Agreement.

We have further assumed that: (i) the Indenture has been authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation approved by appropriate corporate action and, if applicable, executed and delivered by the Company and authenticated by the Trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement, (v) the unit agreement, approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit

August 12, 2025

Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent and (vi) the Units and each component of the Units will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the Prospectus and the Unit Agreement.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and when the applicable Agreements have been duly authorized and executed by all necessary corporate action of the Company, and when the applicable Security is duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable Agreement (and, in the case of any Debt Securities, authenticated by the trustee in accordance with the provisions of the applicable Indenture), and in the manner contemplated by the Registration Statement and Prospectus and pursuant to any corporate action necessary to authorize and approve the issuance and terms, in each case, of any Debt Securities and Units, such Securities will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, (ii) the application of general principles of equity (whether applied by a court in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness, mutuality and materiality), (iii) requirements that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars, and (iv) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

The opinion expressed above is limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction. Various issues concerning the laws of the State of Ohio are addressed in the opinion of Patrick Pope filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm appearing under the caption “Validity of the Securities” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

August 12, 2025

The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

Very truly yours,

/s/ White & Case LLP

DJ: EG: MA: CTV: BW

4